UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 23, 2015

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2015, Vuzix Corporation (the “Company”) held its annual meeting of stockholders at the Doubletree Hotel at 1111 Jefferson Road, Rochester, New York. At the annual meeting, Paul J. Travers, Grant Russell, William Lee, Alexander Ruckdaeschel and Michael Scott were each elected as directors of the Company to serve until the 2016 annual meeting of stockholders or until their successors have been elected and qualified, and stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2015. The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	11,660,066	13,372	4,322,991
Grant Russell	11,652,947	20,491	4,322,991
William Lee	11,579,074	94,364	4,322,991
Alexander Ruckdaeschel	11,579,007	94,431	4,322,991
Michael Scott	11,579,607	93,831	4,322,991

2.	Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Votes Abstained
15,165,899	785,244	45,286

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	VUZIX CORPORATION
	By:	/s/ Paul J. Travers
Paul J. Travers President and Chief Executive Officer